                                                                    EXHIBIT 99.3

=========================

=========================          Audited Consolidated Financial Statements

=========================              Behavioral Healthcare Corporation

=========================           Years ended June 30, 1996, 1995 and 1994

=========================

=========================

                       Behavioral Healthcare Corporation

                          Consolidated Balance Sheets

                                                         JUNE 30
                                                 1996                 1995
                                           -------------------------------------
ASSETS

Current assets:
  Cash and cash equivalents                  $  3,727,457        $ 14,882,602
  Patient receivables, less allowance
    for doubtful accounts of $1,550,603
    and $2,096,296, for 1996 and 1995
    respectively                               10,687,772           8,321,487
  Supplies                                        368,949             306,241
  Deferred income taxes                           781,933           1,011,283
  Other current assets                            783,698             510,202
  Assets held for sale                            976,849             976,849
                                           -------------------------------------
Total current assets                           17,326,658          26,008,664

Property, plant and equipment:
  Land and improvements                         6,331,213           4,742,013
  Buildings and improvements                   26,239,808          19,094,305
  Equipment                                     7,548,201           5,775,525
                                           -------------------------------------
                                               40,119,222          29,611,843
  Less accumulated depreciation                 4,619,880           2,897,510
                                           -------------------------------------
Net property, plant and equipment              35,499,342          26,714,333

Unamortized loan costs                            805,288             145,064

Other assets                                      189,925             127,590

                                           -------------------------------------
Total assets                                 $ 53,821,213        $ 52,995,651
                                           =====================================

                                                                                JUNE 30
                                                                         1996             1995
                                                                ------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                $  3,190,657       $  2,040,018
  Accrued liabilities:
    Salaries and benefits                                            2,818,244          2,024,202
    Interest                                                           202,714             95,790
    Other                                                              564,823          1,188,604
  Income taxes payable                                                 108,681            133,648
  Current maturities of long-term debt                                       -         15,933,385
                                                                ------------------------------------
Total current liabilities                                            6,885,119         21,415,647

Long-term debt and subordinated notes,
 less current maturities                                            15,249,152            822,000

Deferred professional liabilitiy risks                                 840,347            490,387

STOCKHOLDERS' EQUITY
Common Stock--$.01 par value: authorized 30,000,000
 shares; issued and outstanding 5,044,214 and 5,041,714
 shares in 1996 and 1995, respectively                                  50,442             50,417
Additional paid-in capital                                          31,102,505         31,069,961
Retained earnings                                                      786,814            189,214
Cost of treasury stock (156,391 shares in 1996 and
 149,078 shares in 1995)                                            (1,093,166)        (1,041,975)
                                                                ------------------------------------
Total stockholders' equity                                          30,846,595         30,267,617
                                                                ------------------------------------
Total liabilities and stockholders' equity                        $ 53,821,213       $ 52,995,651
                                                                ====================================

See accompanying notes.

                       Behavioral Healthcare Corporation

                     Consolidated Statements of Operations


                                                YEAR ENDED JUNE 30

                                         1996          1995          1994
                                     -------------------------------------------
Net patient service revenue           $ 57,305,100  $ 61,044,551  $ 52,988,061
Other revenue                              753,680       188,597        51,395
                                     -------------------------------------------
Total net revenue                       58,058,780    61,233,148    53,039,456

Expenses:
  Salaries and benefits                 34,276,917    33,600,938    27,361,145
  Fees                                   8,460,722    10,544,305     9,770,245
  Supplies                               3,283,421     3,493,075     3,051,190
  Provision for doubtful accounts        2,441,696     2,220,461     2,396,959
  Interest                               1,554,745     2,491,006     2,199,357
  Depreciation and amortization          1,766,142     1,818,149     1,568,297
  Write-down of property, plant
    and equipment                                -     2,378,600             -
  Other                                  5,218,154     6,148,328     4,758,973
                                     -------------------------------------------
                                        57,001,797    62,694,862    51,106,166
                                     -------------------------------------------
Income (loss) before income taxes        1,056,983    (1,461,714)    1,933,290
Income tax expense (benefit                459,383      (459,837)      742,199
                                     -------------------------------------------
Net income (loss)                     $    597,600  $ (1,001,877) $  1,191,091
                                     ===========================================

Earnings (loss) per common and
  dilutive common equivalent share:
    Primary                           $       0.12  $      (0.39) $       0.66
                                     ===========================================
    Fully diluted                     $       0.12  $      (0.39) $       0.66
                                     ===========================================

Weighted average number of common
  and common stock equivalent shares  $  4,899,653  $  2,340,339  $  2,014,712
                                     ===========================================

See accompanying notes.

                       Behavioral Healthcare Corporation

                Consolidated Statements of Stockholders' Equity

                                                              SERIES A CONVERTIBLE         SERIES B CONVERTIBLE         ADDITIONAL
                                     COMMON STOCK               PREFERRED STOCK              PREFERRED STOCK             PAID-IN
                               ------------------------- ------------------------------ ----------------------------
                                  SHARES       AMOUNT         SHARES       AMOUNT          SHARES       AMOUNT           CAPITAL
                               -----------  ------------ --------------  -------------- ------------  --------------  --------------
Balance at
  July 1, 1993                     210,000  $   2,100               -    $          -            -    $          -     $         -
     Issuance of
        Convertible
        Preferred Stock                  -          -       1,280,000       7,701,528      357,143       2,405,879               -
     Net income                          -          -               -               -            -               -               -
                               -----------------------------------------------------------------------------------------------------
Balance at
  June 30, 1994                    210,000      2,100       1,280,000       7,701,528      357,143       2,405,879               -
    Recapitalization Plan
      (Note 2):
         Conversion of
         Convertible
         Preferred Stock         1,637,143     16,371      (1,280,000)     (7,701,528)    (357,143)     (2,405,879)      10,091,36
      Common Stock
        offering net of
        recorded
        expenses                 2,368,884     23,689               -               -            -               -      15,683,853
      Exercise of
        warrants                   356,158      3,562               -               -            -               -       2,222,383
      Conversion of
        subordinated
        notes                      467,429      4,674               -               -            -               -       3,059,585
      Exercise of Stock
        options                      2,100         21               -               -            -               -          13,104
      Purchase of
        treasury shares                  -          -               -               -            -               -               -
  Net loss                               -          -               -               -            -               -               -
                               -----------------------------------------------------------------------------------------------------
Balance at
  June 30, 1995                  5,041,714     50,417               -               -            -               -      31,069,961

                                                                                       TOTAL
                                   RETAINED             TREASURY STOCK              STOCKHOLDER
                                                 -----------------------------
                                   EARNINGS          SHARES        AMOUNT              EQUITY
                               ----------------  --------------  -------------  -------------------
Balance at
  July 1, 1993                   $          -               -      $        -     $       2,100
     Issuance of
        Convertible
        Preferred Stock                     -               -               -        10,107,407
     Net income                     1,191,091               -               -         1,191,091
                               --------------------------------------------------------------------
Balance at
  June 30, 1994                     1,191,091               -               -        11,300,598
    Recapitalization Plan
      (Note 2):
         Conversion of
         Convertible
         Preferred Stock                    -               -               -                 -
      Common Stock
        offering net of
        recorded
        expenses                            -               -               -        15,707,542
      Exercise of
        warrants                            -               -               -         2,225,945
      Conversion of
        subordinated
        notes                               -               -               -         3,064,259
      Exercise of Stock
        options                             -               -               -            13,125
      Purchase of
        treasury shares                     -        (149,078)      1,041,975)       (1,041,975)
  Net loss                         (1,001,877)              -               -        (1,001,877)
                               -------------------------------------------------------------------
Balance at
  June 30, 1995                       189,214        (149,078)     (1,041,975)       30,267,617

                       Behavioral Healthcare Corporation

                                                           SERIES A CONVERTIBLE         SERIES B CONVERTIBLE        ADDITIONAL
                                COMMON STOCK                 PREFERRED STOCK              PREFERRED STOCK            PAID-IN
                          ------------------------       ------------------------     ------------------------
                            SHARES        AMOUNT           SHARES        AMOUNT         SHARES        AMOUNT         CAPITAL
                          ----------    ----------       ----------    ----------     ----------    ----------    -------------
Balance at
  June 30, 1995           5,041,714      $ 50,417                -      $      -              -      $      -      $ 31,069,961
   Issuance of Common
     Stock                    2,500            25                -             -              -             -            17,475
   Purchase of treasury
     Shares                       -             -                -             -              -             -                 -
   Other                          -             -                -             -              -             -            15,069
   Net income                     -             -                -             -              -             -                 -
                          -----------------------------------------------------------------------------------------------------
Balance at June 30, 1996  5,044,214      $ 50,442                -      $      -              -      $      -      $ 31,102,205
                          =====================================================================================================

                                                                                                  TOTAL
                                       RETAINED                   TREASURY STOCK               STOCKHOLDER
                                                      ------------------------------------
                                       EARNINGS             SHARES           AMOUNT              EQUITY
                                    --------------    -----------------  -----------------   ---------------
Balance at
  June 30, 1995                        $   189,214        (149,078)        $ (1,041,975)       $ 30,267,617
   Issuance of Common
     Stock                                       -               -                    -              17,500
   Purchase of treasury
     Shares                                      -          (7,313)             (51,191)            (51,191)
   Other                                         -               -                    -              15,069
   Net income                              597,600               -                    -             597,600
                                    ------------------------------------------------------------------------
Balance at June 30, 1996               $   786,814        (156,391)        $ (1,093,166)       $ 30,846,595
                                    ========================================================================

See accompanying notes.

                       Behavioral Healthcare Corporation

                     Consolidated Statements of Cash Flows

                                                              YEAR ENDED JUNE 30

                                                     1996           1995             1994
                                              -------------------------------------------------
OPERATING ACTIVITIES
Net income (loss)                               $   597,600    $  (1,001,877)   $  1,191,091
Adjustments to reconcile net income
 (loss) to net cash provided by
 operating activities:
   Deferred income taxes                            229,350         (869,011)       (142,272)
   Depreciation and amortization                  1,766,142        1,818,149       1,568,297
   Write-down of property, plant and
    equipment                                             -        2,378,600               -
   Changes in operating assets and
    liabilities, net of effect of
    acquisitions:
      Net patient receivables                    (2,131,985)         988,531         519,245
      Other current assets                         (159,072)          96,533        (135,222)
      Accounts payable                              266,750         (288,316)        578,956
      Income taxes payable                          (24,967)          99,177          34,471
      Other accrued liabilities                     (22,986)        (190,262)        878,569
      Deferred professional
       liability risks                              349,960          292,387         198,000
                                              -------------------------------------------------
Net cash provided by operating activities           870,792        3,323,911       4,691,135

INVESTING ACTIVITIES
Acquisition of facilities, net of
 cash acquired                                   (9,038,974)      (1,948,945)    (35,485,622)
(Increase) decrease in other assets and
 unamortized loan costs                            (704,325)          97,428        (555,170)
Purchases of property, plant and equipment         (742,714)        (811,641)     (1,390,131)
                                              -------------------------------------------------
Net cash used in investing activities           (10,486,013)      (2,663,158)    (37,430,923)

                          Behavioral Healthcare Corporation

                                                            YEAR ENDED JUNE 30
                                                     1996           1995           1994
                                             ---------------------------------------------

FINANCING ACTIVITIES
Payment of principal on long-term debt          $(17,246,174)   $(2,116,615)   $(1,730,000)
Payment of Subordinated Notes                              -     (1,761,669)             -
Proceeds from long-term debt                      15,739,941      1,700,000     25,500,000
Issuance of Convertible Preferred Stock                    -              -     10,107,407
Issuance of Convertible Stock                         17,500     15,707,542              -
Proceeds from exercise of stock options                    -         13,125              -
Proceeds from exercise of warrants                         -        581,666              -
Purchase of treasury stock                           (51,191)    (1,041,975)             -
                                             ---------------------------------------------
Net cash provided by (used in)
  financing activities                            (1,539,924)    13,082,074     33,877,407
                                             ---------------------------------------------
Net increase (decrease) in cash and
  cash equivalents                               (11,155,145)    13,742,827      1,137,619
Cash and cash equivalents at beginning
  of year                                         14,882,602      1,139,775          2,156
                                             ---------------------------------------------
Cash and cash equivalents at end of year        $  3,727,457    $14,882,602    $ 1,139,775
                                             =============================================

Supplemental cash flow information:
  Interest paid                                 $  1,219,182    $ 2,333,670    $ 1,914,636
                                             =============================================

Income taxes paid                               $    204,000    $   310,000    $   850,000
                                             =============================================

Noncash transactions:
  Conversion of Preferred Stock
    to Common Stock                             $          -    $10,107,407    $         -
                                             =============================================

  Conversion of Subordinated Notes
    to Common Stock                             $          -    $ 4,916,331    $         -
                                             =============================================

See accompanying notes.

                       Behavioral Healthcare Corporation

                  Notes to Consolidated Financial Statements

                                 June 30, 1996


1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Behavioral Healthcare Corporation (the "Company") was formed the purpose of owning and operating healthcare facilities providing psychiatric and related mental health services.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of 90 days or less when purchased to be cash equivalents.

NET PATIENT SERVICE REVENUE

Patient service revenue is reported on the accrual basis in the period in which services are provided, at established rates, regardless of whether collection in full is excepted.

Net patient service revenue includes amounts estimated by management to be reimbursable by Medicare and Medicaid under provisions of cost or prospective reimbursement formulas in effect. Amounts received are generally less than the established billing rates of the facilities and the differences (contractual allowances) are reported as deductions from patient service revenue. The effect of other arrangements for providing services at less than established rates is also reported as deductions from patient service revenue.

Medicare, Medicaid and CHAMPUS programs comprise approximately 18%, 13% and 5% of patient receivables, respectively, at June 30, 1996 and 20%, 11% and 5% at June 30, 1995. Receivables from Medicare include amounts from the State of Arizona, California, Nevada, New Mexico, Ohio and Texas. Remaining receivables relate primarily to various commercial insurance carries and HMO/PPO programs.

                       Behavioral Healthcare Corporation

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET PATIENT SERVICE REVENUE (CONTINUED)

Net patient service revenue is net of contractual adjustments and policy discounts of $63,918,554, $62,558,713 and $46,483,043 for the years ended June 30, 1996, 1995 and 1994, respectively. The provision for doubtful accounts is included in operating expenses.

SUPPLIES

Supply inventory is stated at the lower of cost (first-in, first-out) or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, which approximates 4 to 40 years.

INTANGIBLE ASSETS

Loan costs are deferred and amortized over the life of the related debt. The amounts reported are net of accumulated amortization of $109,145 and $291,072 at June 30, 1996 and 1995, respectively.

INCOME TAXES

Income taxes are provided based on the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109").

Under FAS 109, deferral tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

EARNINGS (LOSS) PER COMMON AND DILUTIVE COMMON EQUIVALENTS

The computations of earnings (loss) per common and dilutive common equivalent share are based on the weighted average number of common shares outstanding after considering the effect of stock options and warrants using the modified treasury stock method.

                       Behavioral Healthcare Corporation

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain prior period amounts have been reclassified in order to conform to current period presentation. Such reclassifications had no material effect on the financial position and results of operations as previously reported.

RECENTLY ISSUED ACCOUNTING STANDARDS

In fiscal 1995, the Company elected to adopt the provisions of Statement of Financial Accounting Standards No. 121 ("FAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." FAS 121 requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. FAS 121 also requires that assets to be disposed of should be written down to fair value less selling costs. The Company recorded impairment losses of $2,378,600 in fiscal 1995 under the provisions of FAS 121 (see
Note 4).

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("FAS 123"), "Accounting for Stock-Based Compensation," which becomes effective for fiscal years beginning after December 15, 1995. FAS 123 establishes new financial accounting and reporting standards for stock-based compensation plans. Entities will be allowed to measure compensation expense for stock-based compensation under FAS 123 or APB Opinion No. 25 ("ABP 25"), "Accounting for Stock Issued to Employees." Entities electing to continue recording the issuance of stock options in accordance with APB 25 will be required in fiscal years beginning after December 15, 1995 to make pro forma disclosures of net income and earnings per share as if the provisions of FAS 123 had been applied. At June 30, 1996, the Company has elected to continue to record the issuance of stock options in accordance with APB 25.

                       Behavioral Healthcare Corporation

2. RECAPITALIZATION PLAN AND SUPPLEMENTAL EARNINGS PER SHARE DATA

RECAPITALIZATION PLAN

During May 1995, the Company completed a recapitalization plan (the "Recapitalization Plan") designed to raise capital, reduce the cost of its debt and improve the Company's operating flexibility.

The major components of the Recapitalization Plan were:

1. The conversion of issued and outstanding shares of Series A and Series B Convertible Preferred Stock into an equivalent number of shares of Common Stock.

2. The completion of a private placement by the Company of 2,368,884 shares of its Common Stock at $7.00 per share, realizing proceeds (net of costs of the offering) of $15,707,542. The purchasers of the 2,368,884 shares of Common Stock have the option to purchase an additional equivalent number of shares of Common Stock at $7.00 per share on or before June 30, 1996. On April 24, 1996, the Board of Directors of the Company approved the extension of the option period through December 31, 1996.

3. The exercise by several holders of the 10.5% Subordinated Notes of 263,092 nondetachable warrants at $6.25 per share in exchange for the retirement of $1,644,325 principal amount of the Company's 10.5% Subordinated Notes.

4. The exercise by several holders of the 10.5% Subordinated Notes of 93,066 nondetachable warrants at $6.25 per share ($581,666).

5. The exchange by several holders of the 10.5% Subordinated Notes of $3,272,006 principal amount of the Company's 10.5% Subordinated Notes for 467,429 shares of the Company's Common Stock. In connection with this transaction, $207,793 of deferred loan costs associated with the Subordinated Notes were transferred to additional paid-in capital.

6. The increase in the authorized shares of Common Stock from 4,000,000 to 30,000,000.

7. The reduction in the authorized shares of Series A and Series B Convertible Preferred Stock from 1,280,000 shares and 357,143 shares, respectively, to zero.

                       Behavioral Healthcare Corporation

3.ACQUISITIONS

1996 ACTIVITIES

On May 31, 1996, the Company acquired certain assets and liabilities of four psychiatric hospitals and one residential treatment center from Mental Health Management, Inc. The acquisition was accounted for as a purchase and the operations of the acquired facilities have been included in the Statement of Operations from the date acquisition. The purchase price was allocated as follows: property, plant and equipment--$9,792,426; patient receivables--$234,300; other current assets--$177,132; other assets--$34,245; and current liabilities assumed--$1,199,129. The following facilities were acquired in the purchase;

          Aspen Hill Hospital           Flagstaff, Arizona
          Pacific Shores Hospital       Oxnard, California
          Pinion Hills Hospital         Santa Fe, New Mexico
          Pinion Hills RTC              Valerde, New Mexico
          Windsor Hospital              Chagrin Falls, Ohio

The acquisition was financed through available cash on hand and additional borrowings under the 1995 Credit Agreement (see Note 5).

1995 ACTIVITIES

On December 30, 1994, the Company acquired certain assets and liabilities of Ross Hospital, a 92-bed psychiatric hospital located in Kentfield, California. The acquisition was accounted for as a purchase and the operations of the hospital have been included in the Statement of Operations from the date of acquisition. The purchase price was allocated as follows: property, plant and equipment--$2,200,000; current assets--$24,600; and current liabilities assumed--$275,655. The acquisition was financed through borrowings under the Second Amended and Restated Loan and Security Agreement with NationsBank (see
Note 5).

1994 ACTIVITIES

On July 1, 1993, the Company acquired certain assets and liabilities of four psychiatric hospitals and two residential treatment centers from HCA Psychiatric Company, a subsidiary of Hospital Corporation of America ("HCA"). The acquisition was accounted for as a purchase and the operations of the acquired facilities have been included in the Statement of

                       Behavioral Healthcare Corporation

3. ACQUISITIONS (CONTINUED)

1994 ACTIVITIES (CONTINUED)

Operations from the date of acquisition. The purchase price was allocated as follows: property, plant and equipment--$24,445,572; patient receivables-- $7,952,397; other current assets--$568,426; and current liabilities assumed-- $2,928,776. The following facilities were acquired in the purchase:

          Cedar Crest RTC               Belton, Texas
          Montevista Hospital           Las Vegas, Nevada
          Richland Hospital             Richland Hills, Texas
          Shoal Creek Hospital          Austin, Texas
          West Hills Hospital           Reno, Nevada
          Willow Springs Center         Reno, Nevada

The acquisition was financed through the Credit Agreement with NationsBank, the issuance of 10.5% subordinated notes and the issuance of 1,280,000 shares of Series A Convertible Preferred Stock.

On December 28, 1993, the Company acquired certain assets and liabilities of two additional psychiatric hospitals from HCA. The acquisition was accounted for as a purchase and the purchase price was allocated as follows: property, plant and equipment--$4,000,000; patient receivables--$1,876,866; other current assets--$188,151; and current liabilities assumed--$617,014. The following facilities were acquired in the purchase:

          Canyon Ridge Hospital         Chino, California
          Cedar Vista Hospital          Fresno, California

The acquisition was financed through borrowings under the Amended and Restated Loan and Security Agreement NationsBank (see Note 5) and the issuance of 357,143 shares of Series B Convertible Preferred Stock. The results of operations of these two hospitals are included in the Statement of Operations from January 1, 1994.

                       Behavioral Healthcare Corporation

3. ACQUISITIONS (CONTINUED)

PRO FORMA RESULTS

The following represents the unaudited pro forma results of operations as if the above-noted acquisitions had occurred as of July 1 of the previous year of acquisition, after giving effect to certain adjustments, including the depreciation and amortization of the assets acquired based upon their fair values, changes in net interest expense resulting from changes in consolidated debt, and decreased allocated overhead expenses;

                                           1996          1995          1994
                                       -----------------------------------------
Net patient service revenue             $ 80,744,400   $ 90,089,496   $ 67,779,573
Net income (loss)                          1,317,664       (437,458)     1,298,339
Earnings (loss per common and
  dilutive common equivalent share:
     Primary                            $       0.27   $      (0.19)  $       0.71
     Fully diluted                              0.27   $      (0.19)  $       0.71

The pro forma information given above does not purport to be indicative of what actually would have occurred if the acquisitions had been in effect for the entire periods presented, and is not intended to be a projection of future results or trends.

4. RESTRUCTURING CHARGE


As a result of continuing losses from operations and the depressed psychiatric business environment in the Dallas-Ft. Worth, Texas market, effective June 30, 1995 the Company recorded a pretax charge of $2,378,600 in connection with the decision to sell Richland Hospital. The Company expects to sell Richland Hospital by October 1996. The charge represents the write-down of property, plant and equipment to its net realizable value. The net property, plant and equipment of $976,849 is classified as "assets held for sale" on the balance sheet.

                      Behavioral Healthcare Corporation

5. LONG TERM DEBT AND SUBORDINATED NOTES

The Company's long-term debt and subordinated notes include the following:


                                                              JUNE 30
                                                         1996         1995
                                                    ----------------------------
Long-term debt payable to banks                      $ 14,427,152  $ 15,933,385
Subordinated notes (see Note 2)                           822,000       822,000
                                                    ----------------------------
                                                       15,249,152    16,755,385
Less current maturities of long-term debt                       -    15,933,385
                                                    ----------------------------
                                                     $ 15,249,152  $    822,000
                                                    ============================

LONG-TERM DEBT

On June 30, 1993, the Company entered into a credit agreement (the "Credit Agreement") with NationsBank which provided a term loan of $15,000,000 for acquisitions. On December 28, 1993, the Company amended and restated the credit agreement ("Amended and Restated Loan and Security Agreement") with NationsBank providing for an additional term loan of $3,000,000 for acquisitions.

On December 30, 1994, certain terms of the Amended and Restated Loan Security Agreement were further amended ("Second Amended and Restated Loan and Security Agreement") in connection with Company's acquisition of Ross Hospital. The amended terms provided for an additional term loan of $1,700,000 which was also for acquisition purposes. All principal amounts outstanding under the Second Amended and Restated Loan and Security Agreement were due on June 30, 1996.

On November 30, 1995, the Company entered into a credit agreement (the "1995 Credit Agreement") with a group comprised of three banks, with NationsBank as the agent, for the purpose of financing acquisitions, refinancing the outstanding principal balance due under the Second Amended and Restated Loan and Security Agreement, financing working capital, and for general corporate purposes. Under the 1995 Credit Agreement, the Company may initially borrow, on a revolving basis, an aggregate maximum principal amount of up to $45,000,000. Commencing January 1, 1997 and each quarter thereafter, the aggregate maximum principal amount available under the 1995 Credit agreement shall be reduced by $2,500,000. Amounts borrowed under the 1995 Credit Agreement may be in the form of Eurodollar Loans, Floating Rate Loans, or a combination of the two.

                       Behavioral Healthcare Corporation

5. LONG-TERM DEBT AND SUBORDINATED NOTES (CONTINUED)

LONG-TERM DEBT (CONTINUED)

The credit facility is collateralized by the assignment of all rights, title and interest in all equipment, fixtures, real property, inventory and Common Stock of the Company and its subsidiaries. The bank required commitment fees totaling $675,000 in connection with the loan. All outstanding principal amounts under the 1995 Credit Agreement are due on july 1, 2000. In addition, any principal in excess of the aggregate maximum principal amount at the end of any quarter are payable upon demand.

Interest on any Floating Rate Loans is equal to prime plus the prime rate margin (based upon the Company's funded debt to cash flow ratio and in any event than 1%). Interest on any Eurodollar Loans is equal to the LIBO rate margin (based upon the Company's funded debt to cash flow ratio and in any event no greater than 3% and no less than 1.5%). The interest rate on the outstanding principal balance under the 1995 credit Agreement at June 30, 1996 was approximately 8%.

The 1995 Credit Agreement contains various financial covenants that include requirements for the Company to maintain a minimum net worth, minimum working capital, funded debt to cash flow, funded debt to capital, interest coverage, debt service coverage, and other ratios and restricts the payment of any dividends, capital expenditures, investments in new businesses, issuances or repurchases of capital stock, and disposal assets, among other things. At June 30, 1996, the Company was in compliance with all covenants of the 1995 Credit Agreement.

SUBORDINATED NOTES

The Subordinated Notes bear interest, payable quarterly, at 10.5% per annum and are due on June 30, 2000. The Subordinated Notes are unsecured obligations and are subordinate to all senior debt of the Company.

In May 1995, in connection with completion of the Recapitalization Plan (see Notes 2), $1,644,325 principal amount of the subordinated Notes were exchanged for the exercise of 263,092 nondetachable warrants by the holders of Subordinated Notes and $3,272,006 principal amount of the Subordinated Notes were exchanged for 467,429 shares of the Company's Common Stock by the holders of the Subordinated Notes. Additionally, in May 1995, $1,761,669 of the Subordinated Notes were repaid by the Company.

                       Behavioral Healthcare Corporation

5. LONG-TERM DEBT AND SUBORDINATED NOTES (CONTINUED)

SUBORDINATED NOTES (CONTINUED)

The remaining Subordinated Notes (see Notes 2 ) include nondetachable warrants to purchase up to 43,842 shares of the Company's common stock at a purchase price of $6.25 per share. The warrants are exercisable upon the payment of the purchase price or the surrender of notes, the principal amount of which is equal to the exercise price of the warrants. The warrants are exercisable at any time until the latter of the 5th anniversary of issuance or the date the subordinated notes have been paid in full. The holders of the notes are entitled to vote on each matter on which stockholders of the Company are entitled to vote. The number of votes is equal to the number of shares the holders is entitled to purchase with the warrants.

The price shall be adjusted for certain dilutive events. Such dilutive events include: (i) issuance or sale of "Additional shares of common stock," as defined for consideration below $6.25; (ii) issuance or sale of any options or convertible securities for consideration below $6.25; or (iii) stock dividends and stock splits.

OTHER LONG-TERM DEBT INFORMATION

Future maturities of long-term debt are as follows:

     1997                                                    $              -
     1998                                                                   -
     1999                                                                   -
     2000                                                           5,249,152
     2001                                                          10,000,000
                                                             ----------------
                                                                 $ 15,249,152
                                                             ================

6. CONTINGENCIES

Final determination of amounts earned under prospective payment and cost-reimbursement activities is subject to review by appropriate governmental authorities or their agents. In the opinion of management, adequate provision has been made for any adjustments that may result from such reviews.

                       Behavioral Healthcare Corporation

6. CONTINGENCIES (CONTINUED)

The Company carries general and professional liability insurance from an unrelated commercial insurance carrier for per occurrence losses up to $1,000,000 with policy limits of $3,000,000 in the aggregate, on a claims-made basis. In addition, the Company has an umbrella policy with the insurance carrier with coverage up to $25,000,000 per occurrence and in the aggregate. The reserve for general and professional liability risks is based on actuarially determined estimates.

The Federal Trade Commission (the "FTC") is conducting a continued examination of the advertising and marketing of psychiatric and rehabilitation programs in the psychiatric industry. In that regard the FTC has requested and the Company has provided information concerning West Hills Hospital and Richland Hospital. The FTC issued a Civil Investigative Demand formally requesting information from West Hills Hospital, Shoal Creek Hospital and Cedar Crest RTC. The investigation relates to matters occurring prior to the acquisition of the hospitals by the Company, and amounts associated with the investigation exceeding $250,000 remain an obligation of the former owner of the hospitals.

The Company is presently, and from time to time, subject to other various claims and lawsuits arising in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

                       Behavioral Healthcare Corporation

7.INCOME TAXES

Significant components of the Company's deferred tax assets and liabilities as of June 30, 1996 and 1995 are as follows:

                                                     1996             1995
                                              ----------------------------------
Deferred tax assets:
  Difference in book and tax basis of assets
     related to the restructuring charge          $    661,788   $    854,631
  Accrued liabilities                                  432,482        236,561
  Accrued vacation                                     353,396        242,839
  Minimum tax credit carryforward                      261,749        189,389
  State net operating loss carryforward                221,481         71,896
                                              ----------------------------------
Total deferred tax assets                            1,930,896      1,595,316
Valuation allowance for deferred tax assets           (254,743)       (71,896)
                                              ----------------------------------
Net deferred tax assets                              1,676,153      1,523,420

Deferred tax liabilities:
  Differences in book and tax provision
     for doubtful accounts                             471,693        213,604
  Tax over book depreciation                           422,527        298,533
                                              ----------------------------------
Total deferred tax liabilities                         894,220        512,137
                                              ----------------------------------
Net deferred tax assets                           $    781,933   $  1,011,283
                                              ==================================

The valuation allowance is attributable to state net operating loss carryforwards and the state tax benefit attributable to the restructuring charge which may expire before they are utilized. The net deferred tax asset reflects an increase in the valuation allowance of approximately $182,847.

                       Behavioral Healthcare Corporation

7.  INCOME TAXES (CONTINUED)

Significant components of the provision for income taxes attributable to operations are as follows:

                                                                    JUNE 30
                                                       1996         1995             1994
                                                  --------------------------------------------
Current:
  Federal                                            $ 101,557    $ 334,448       $ 819,265
  State                                                128,476       74,726          65,206
                                                  --------------------------------------------
Total current                                          230,033      409,174         884,471
Deferred:
  Federal                                              255,040     (712,446)        136,175)
  State                                                (25,690)    (156,565)         (6,097)
                                                  --------------------------------------------
Total deferred                                         229,350     (869,011)       (142,272)
                                                  --------------------------------------------
Provision for income taxes                           $ 459,383    $(459,837)      $ 742,199
                                                  ============================================

The Company's consolidated effective tax rate differed from the federal statutory rate as set forth below:

                                                                     JUNE 30
                                                 1996                 1995                 1994
                                        ----------------------------------------------------------------
                                           AMOUNT    PERCENT    AMOUNT    PERCENT    AMOUNT    PERCENT
                                        ----------------------------------------------------------------
Tax at U.S. statutory rates               $359,374     34%    $(496,983)    34%     $657,319     34%
State taxes, net of
  federal benefits                         (80,061)    (8)      (44,415)     3        39,012      2
Changes in valuation
  allowance                                182,847     17        47,228     (3)       24,668      1
Other, net                                  (2,777)     -        34,333     (2)       21,200      1
                                        ----------------------------------------------------------------
Total                                     $459,383     43%    $(459,837)    32%     $742,199     38%
                                        ==============================================================

                       Behavioral Healthcare Corporation

8. STOCKHOLDER'S EQUITY

On December 11, 1992, 10,000 shares of common stock were issued when the Company was formed as a Tennessee corporation. The 10,000 shares were exchanged for 210,000 shares on June 28, 1993 when the Tennessee corporation was merged into a Delaware corporation. Holders of common stock are entitled to one vote per share on any matter on which stockholders are entitled to vote.

The Series A Convertible Preferred Stock was issued on July 1, 1993 and was convertible into 1,280,000 shares of common stock, which was based on a conversion price of $6.25 per share. The Series A Convertible Preferred Stock included a $6.25 per share preference on liquidation of the Company. The Company at its sole option had the right to require all Series A preferred shares to be converted into common stock at any time on or after a qualified public offering.

The Series B Convertible Preferred Stock was issued on December 30, 1993 and was convertible into 357,143 shares of common stock, which was based on a conversion price of $7.00 per share. The Series B Convertible Preferred Stock included a $7.00 per share preference on liquidation of the Company. The Company at its sole option had the right to require all Series B preferred shares to be converted into common stock at any time on or after a qualified public offering.

In connection with the Recapitalization Plan (see Note 2) all outstanding shares of the Series A and Series B Convertible Preferred Stock were converted to Common Stock and the Company and its stockholders executed an Amended and Restated Stockholders' Agreement. The Amended and Restated Stockholders' Agreement will terminate upon the earlier of a qualified public offering of Common Stock or July 1, 1998.

9. EMPLOYEE BENEFIT PLANS

STOCK OPTION PLAN

The 1993 Incentive Stock Plan provided for the grant of options to purchase up to 210,000 shares of Common Stock to directors, officers, and other key employees. In 1995, the Company amended the 1993 Incentive Stock Plan to increase the number of options available for grant to 447,000 options. Under the plan, the Company may grant incentive stock options and nonqualified stock options. Options are exercisable as determined by the Board of Directors.

                       Behavioral Healthcare Corporation

9.  EMPLOYEE BENEFIT PLANS (CONTINUED)

STOCK OPTION PLAN (CONTINUED)

Incentive stock options (but not nonqualified stock options) must have a term not exceeding ten years, and must have an exercise price not less than the fair market value of the Common Stock at the date of the grant. Nonqualified options shall not have an exercise price of less than 50% of the fair market value at the date of the grant, and must have a term not exceeding ten years and become exercisable ratably over a five-year period commencing six months after the date of grant.

Information with respect to the Incentive Stock Plan is as follows:

                                                                      JUNE 30
                                                        1996           1995           1994
                                                 ------------------------------------------------
Options outstanding at July 1                         198,312         175,875             -
  Granted                                               7,875          52,625       175,875
  Exercised                                                 -          (2,100)            -
  Canceled                                            (18,375)        (28,088)            -
                                                 ------------------------------------------------
Options outstanding at June 30                        187,812         198,312       175,875
                                                 ================================================
Options available for grant at June 30                257,088         246,588        34,125
                                                 ================================================
Options exercisable at June 30                         90,325          54,337        30,450
                                                 ================================================
Option price range at June 30                         $6.25-$7.00   $6.25-$7.00    $6.25-$7.00
                                                 ================================================

401(K) PLAN

The Company has a defined contribution retirement plan, the Behavioral Healthcare Corporation 401(k) Plan. The plan covers all employees who have worked at least 1,000 hours in the calendar year, attained the age of 21 and have completed one year of service. The Company makes contributions to the plan each year equal to 100% of eligible employee's pretax contributions not to exceed a maximum of 3% of the eligible employee's compensation contributed to the plan. Retirement plan expense was $334,534, $284,975 and $203,559 for the years ended June 30, 1996, 1995 and 1994, respectively.